RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                                ONE RODNEY SQUARE
                              920 NORTH KING STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 651-7700
                               FAX (302) 651-7701
                                   WWW.RLF.COM

                                December 1, 2005

XL Capital Trust I
XL Capital Trust II
XL Capital Trust III
c/o XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM11
Bermuda

      Re: XL Capital Trust I, XL Capital Trust II and XL Capital Trust III
          ----------------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for XL Capital Ltd, a Cayman Island corporation (the "Company"), XL Capital Trust I, a Delaware statutory trust ("Trust I"), XL Capital Trust II, a Delaware statutory trust ("Trust II"), and XL Capital Trust III, a Delaware statutory trust ("Trust III") (Trust I, Trust II and Trust III are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of Trust I, dated October 19, 2001, as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on October 19, 2001, as amended by the Certificate regarding the Delaware Trustee's name change, as filed with the Secretary of State on October 4, 2002 (the "Name Change Certificate");

                  (b) The Certificate of Trust of Trust II, dated October 19, 2001, as filed with the Secretary of State on October 19, 2001, as amended by the Name Change Certificate;

                  (c) The Certificate of Trust of Trust III, dated October 19, 2001, as filed with the Secretary of State on October 19, 2001, as amended by the Name Change Certificate;

                  (d) The Declaration of Trust of Trust I, dated AS of October 19, 2001, between the Company and the trustees of Trust I named therein;

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XL Capital Trust I
XL Capital Trust II
XL Capital Trust III
December 1, 2005
Page 2


                  (e) The Declaration of Trust of Trust II, dated as of October 19, 2001, between the Company and the trustees of Trust II named therein;

                  (f) The Declaration of Trust of Trust III, dated as of October 19, 2001, between the Company and the trustees of Trust III named therein;

                  (g) The Registration Statement (the "Registration Statement") on Form S-3, including a base prospectus (the "Prospectus"), relating to the Trust Preferred Securities of the Trusts representing preferred undivided beneficial interests in the assets of the Trusts (each, a "Trust Preferred Security" and collectively, the "Trust Preferred Securities"), to be filed by the Company and the Trusts with the Securities and Exchange Commission on or about December 1, 2005;

                  (h) A form of Amended and Restated Declaration of Trust for each of the Trusts, to be entered into between the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (including Annex I and Exhibits A-l and A-2 thereto) (collectively, the "Trust Agreements" and individually, a "Trust Agreement"), attached as an exhibit to the Registration Statement; and

                  (i) A Certificate of Good Standing for each of the Trusts, dated November 30, 2005, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                   With respect to all documents examined by us, we have assumed
 (i) the authenticity of all documents  submitted to us as authentic  originals,
 (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

XL Capital Trust I
XL Capital Trust II
XL Capital Trust III
December 1, 2005
Page 3


                  For purposes of this opinion, we have assumed (i) that each of the Trust Agreements constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that the Trust Agreements and the Certificates of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trusts (collectively, the "Trust Preferred Security Holders") of a Trust Preferred Security Certificate for such Trust Preferred Security and the payment for such Trust Preferred
Security, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Trust Preferred Securities are issued and sold to the Trust Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                   This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                   Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                   1. Each of the Trusts has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 DEL. C ss.3801 ET SEQ.

                   2. The Trust Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

                   3. The Trust Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of

XL Capital Trust I
XL Capital Trust II
XL Capital Trust III
December 1, 2005
Page 4

the State of Delaware. We note that the Trust Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. We also hereby consent to the reliance on the foregoing opinions by Cahill Gordon & Reindel LLP. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.


                                       Very truly yours,



                                      /s/ Richards, Layton & Finger PA
                                      --------------------------------



CDK